                                                                   Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406

**** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
     REQUEST FILED SEPARATELY WITH THE COMMISSION

                                        1


                                                                   (ZIRKON LOGO)

zirkon Druckmaschinen GmbH Riesaer Str 72-04328 Leipzig

                                                   zirkon Druckmaschinen GmbH
                                                   Riesaer StraBe 72
                                                   04328 Leipzig

CONTRACT: 1056-R2                                  Telefon: 0341-2584-0
                                                   Telefax: 0341-2584-338
CONTRACT DATE: August 22 2005                      E-Mail: info@zirkon-print.com

                             SALES CONTRACT

"BUYER"

Name:               Network Communications, Inc.
Address:            2305 Newpoint Parkway
City, State, Zip:   Lawrenceville, GA 30043
Attention:          Mr. Stuart Christian, Senior Vice President Operations
Telephone:          (770)962-7220

"SELLER"

Zirkon Druckmaschinen GmbH Leipzig
Riesaer Str, 72
04328 Leipzig
Germany

Attention:          Holger Rohrs
Telephone:          011-49-341-2584331

"EQUIPMENT"

DESCRIPTION:        ONE (1) Four unit, one web Zirkon Model 6720 web press plus auxiliary equipment.


BY:
    ---------------------------------   ----------------------------------------
                                        Buyer's full name and type of entity
DATE: September 1, 2005
                                        ----------------------------------------
                                        Date & state of incorporation or
                                        organization


/s/ Holger Rohrs                        BY: /s/ Gerard Parker
-------------------------------------       ------------------------------------
                                        Signature of authorized owner, partner
                                        or officer


                                        ATTEST:
                                                --------------------------------

(ZIRKON LOGO)
Druckmaschinen GmbH
Riesaer Str 72-04328 Leipzig

         Deutsche Bank AG Leipzig (BLZ 860 700 00) Konto Nr: 1 165 455
                                  (Illegible)

                                                                   (ZIRKON LOGO)

August 22, 2005

NETWORK COMMUNICATIONS, INC.
2305 Newpoint Parkway                                          Contract #1056-R2
Lawrenceville, GA 30043

                                ZIRKON MODEL 6720

1.   Technical Data/Performance Standards

Mechanical speed           35,000 cylinder rev./h ("CRPH")
Web speed                  8.78 m/s
Cut-off length             452mm         17.795"
Cylinder circumference     904mm         35.591"
Maximum web width          673mm         26.50"
Minimum web width          450mm         17.717"
Maximum printing length    892mm         35.118"
Maximum printing width     673mm         26,496"
Paper grammage, Jaw fold   30-140 gsm   20-94 lb
Chopper fold               30-80 gsm    20-60 lb*
Printing plate size        688 x 950mm 27.087" x 37.402"
Blanket size, clamped      710 x 985mm 28.071" x 38.780"

Products per hour                    collect     non-collect
-----------------                  -----------   -----------
Tabloid fold operation (jaw fold)  35,000 CRPH   70,000 CRPH
Quarter page fold operation        30,000 CRPH   60,000 CRPH

The maximum production speed shall be achieved for NCI product (as defined in Exhibit A) using 60 lb. Paper with NCI press crews in the NCI pressroom.

                                                                   (ZIRKON LOGO)

Folding formats

                       Size          Pages per copy
               -------------------   --------------
Jaw fold       max. 8.898 x 13.250   16 collect
               min. 8.898 x 8.858     8 non-collect

Chopper fold   max. 8.898 x 6.625    32 collect
               min. 8.898 x 4.429    16 non-collect

     NCI has been informed that use of 60 lb. paper will require:

          -    Softening silicone applicator (included)

          -    Scoring, cross and longitudinal perforation (included)

          -    Special folder pins (included)

2. Specification of the Press (hereinafter collectively referred to as "Equipment")

ONE   Infeed

      -    Omega pull roller system with speed modulation gearbox from Tandler

                                                                   (ZIRKON LOGO)

FOUR   Printing units

       -    Zirkon dampening units for use with or without alcohol substitutes

       -    Ductor type inking system

       -    Servo motor control of dampening roller and doctor roller

       - Motorized lateral and circumferential register adjustment with manual cocking

       -    Remote control of ink keys, 19 ink keys for each inking system

       -    Lateral stops in the plate cylinders

       -    Chillable distributors set-up for water cooling

       - Continuous oil circulation on operator and drive side with oil control system

ONE    Chill roll stand

       - Five 15" diameter chilling cylinders with rotary unions and piping prepared for two separate cooling circuits

       -    Sensitive and precisely adjustable speed modulation with gear box
            Tandler

       -    Individual electronic drive

ONE    Folder superstructure

       -    Draw roller system including individual drives

       -    Individually adjustable nip rollers at draw rollers

       -    Slitter

       -    Compensating roller for cut-off register

       -    Former board including blower and heat exchanger for air cooling

ONE    Folder basic module

       -    Electromotive single drives

       -    Infeed system including scoring, longitudinal and cross perforation

       -    Pneumatically adjustable and controllable draw rollers

       -    Cutting knife cylinder (double cut-off)

       -    Collecting cylinder

       -    Web severing and clamping system

       -    Set-up for overlap adjustment 1st cross fold during press operation

       -    One delivery for jaw fold

                                                                   (ZIRKON LOGO)

ONE    Chopper folder

       -    Stacked design

       -    Electromotive single drives

       -    Two deliveries

ONE    Gallery

       -    Including one stair in the area of the folder superstructure

ONE    Main drive system, with

       - Electronically synchronized individual drives based on a programmable logic controller from Siemens-S7 for the sections infeed and print units, chill roll stand, folder, chopper folder

       Central control desk for

       -    Machine control

       -    Drive control

       -    Web guide and monitoring

ONE    Color control system fss3 - Eltromat

       -    One control desk

       -    Control of ink keys

       -    Register control

       -    Inking and damping unit control

ONE    Plate bender, 2B -Prazisionstechnik

ONE    Plate punch, 2B - Prazisionstechnik

ONE    Telecommunication system (modem)

ONE    Spare roller
       For inking and dampening unit for one printing unit

ONE    Basic accessories to the press
       Including one set of special tools with tool box

                                                                   (ZIRKON LOGO)

ONE    Complete set of installation, operating and maintenance manuals
       (including one set of engineering drawings containing electrical for all foregoing Zirkon equipment) in English.

                               AUXILIARY EQUIPMENT

ONE    Megtec Model 1-CP-391-28 dryers, including PLC controls and web break
       detector.                                                                  ****

ONE    Megtec Model 1.5-4050-16 splicer.                                          ****

ONE    A.W.S. Model VP-2H vibra pac.                                              ****

ONE    A.W.S. Model CRP-1H chill roll pac.                                        ****

ONE    A.W.S. Model CRP-3H1R chill roll pac.                                      ****

ONE    A.W.S. Model UF-300-3T circulating system, including conductivity
       meter.                                                                     ****

ONE    W.P.C. Model 9501 cut-off control.                                         ****

TWO    W.P.C. Model 9400 web guides.                                              ****

FOUR   Q.T.I. Model 2500 web severers.                                            ****

ONE    PGE dual stream horizontal drumless stacker/bundler, including two
       (2) dual stream straight conveyors, 3' long; five (5) 90 degree flow turns; two (2) dual stream spreader conveyors, 3' long. One (1)
       straight double section 8' long.                                           ****

ONE    W.P.C. Model 926 silicone applicators.                                     ****

ONE    W.P.C. Model 9841 color-to-color register system.                          ****

ONE Set of operating and maintenance manuals in English for each piece of auxiliary equipment, if provided by manufacturers.

                                                                   (ZIRKON LOGO)

3.   PRICE / TERMS OF PAYMENT

TOTAL AUXILIARIES:         ****
TOTAL PRESS:               ****
TURNKEY INSTALLATION:      ****
                        ----------
TOTAL                      ****
                        ==========

SUMMARY:

Zirkon Content (Exchange rate on August 22, 2005; $1.2233)      ****
Auxiliaries                                                     ****
Total                                                           ****
Less 7% Discount                                                ****
                                                             ----------
Sub-Total                                                       ****
Plus Turnkey Installation                                       ****
                                                             ----------
CONTRACT VALUE                                                  ****

                     ALL PAYMENTS TO BE MADE IN US DOLLARS

                                TERMS OF PAYMENT

Installment Number

1.   **** with order

2.   **** six (6) months prior to anticipated shipment date

3.   **** three (3) months prior to anticipated shipment date

4.   **** ten (10) days prior to shipment

5.   **** sixty (60) days after date of shipment

6.   **** after completion of press installation, press ready to run

7.   **** at completion of "Initial Acceptance"

8.   **** at completion of "Final Acceptance"

- The criteria for initial and final acceptance will be described in detail within the Contract. Press testing will take place upon completion of the press installation.

                                                                   (ZIRKON LOGO)

- Criteria for acceptance should be matching a representative sample or samples of product at NCI attached to the Contract (sample to be provided).

Payments to be made via wire transfer to Zirkon, Germany.

4.   DELIVERY

     Time of Delivery

     Approximately fourteen (14) months from Seller's Acceptance of Contract.

     Basis of delivery

     DDU - Atlanta, according to Incoterms 2000 (alongside plant RAMP).

     Project Schedule. Within forty-five (45) days of Seller's acceptance of this Contract, the parties shall agree on a detailed project schedule, which shall include important target dates for each party's completion. The project schedule, subject to section 14, shall be an important part of this Agreement.

     NCI Plant Visits NCI representatives at NCI'S expense, shall at least twice before shipment visit Zirkon's Germany plant and inspect progress. Buyer will notify Seller at least fourteen (14) days prior to each intended visit.

5.   INSTALLATION / COMMISSIONING

     Installation and commissioning shall be by specialists from Zirkon.

     The installation of Eltromat fss3 equipment will be connected with connection to the installed CIP 3 data conversion system included in the price.

     The turnkey installation is provided in Exhibit B attached hereto.

6.   PRESS TESTING AND ACCEPTANCE BY NCI

     Immediately after installation of the press and completion of Seller's responsibilities according to the Turnkey Agreement attached hereto as Exhibit B, the parties shall complete NCI product testing on Phase 1 - Phase 7, as outlined in Exhibit C attached hereto. If the press, operated by NCI trained personnel produces quality product as compared to NCI product samples at 35,000 CRPH for tabloid, then NCI shall give its "Initial Acceptance".

                                                                   (ZIRKON LOGO)

     Immediately after NCI has given its' Initial Acceptance, Phase 1 - Phase 7 testing shall be conducted at 27,500 CRPH for quarter fold operations of NCI product. If the press produces quality product as compared to the NCI product samples at 27,500 CRPH for quarter fold operations, then NCI shall give its "Final Acceptance".

     If, within 45 days after Initial Acceptance and attempts by the parties to remedy any problems which arise and which Buyer, in good faith, then determines prevent the press from producing such quality product, Buyer may refuse to give its Final Acceptance. Such refusal shall be expressed in writing to Seller, which shall also state the specific instance(s) or manner(s) in which the product produced fails to satisfy such NCI product in accordance with the terms of this Contract and the special Press Specifications contained in Exhibit A hereto. In making such refusal, Buyer may rescind this purchase and may demand that Seller remove all Equipment within a reasonable time and refund to Buyer, within 190 days after Initial Acceptance, all payments made with respect thereto. The provisions of the third paragraph of Section 8, "Warranties", shall apply to the pickup and return of the Equipment.

     If Seller, in good faith, disputes Buyer's aforesaid determination, the dispute shall be submitted to binding arbitration in accordance with
     Section 20, "Arbitration", hereof. The Equipment shall remain in place if requested by the arbitrator(s) to permit time for examination thereof.

                                                                   (ZIRKON LOGO)

                          OTHER SALE AND PURCHASE TERMS

1. Purchase and Sale. Seller agrees to sell and Buyer agrees to purchase from Seller the Equipment at the purchase price and on all of the terms and conditions set forth herein. The price indicated is delivered alongside plant ramp in Lawrenceville, Georgia, as to items of Equipment manufactured by Seller and all auxillary equipment. The prices quoted exclude all sales, use, excise and like taxes.

2. Terms of Payment. See Page 7 (seven) attached hereto and incorporated by reference.

3. Time of Shipment. Seller shall ship the Equipment approximately 14 months from Seller's acceptance of this Contract.

4. Contract Modifications. The purchase price and the payment schedule are based on the inclusion of all of the Terms and Conditions of this Contract without modification. The Terms and Conditions represent an attempt to allocate business responsibilities between the parties. Modification of any of the Terms and Conditions may require a price and/or payment adjustment.

5. Acceptance. This Contract is subject to the approval of, and acceptance by, an authorized representative of the Seller at its Leipzig, Germany office, and is not binding on the Seller until so accepted by Seller. The acceptance of a deposit or part payment by Seller shall not constitute an acceptance of this Contract by Seller.

6. Installation. Buyer is responsible for the prompt preparatory work to enable installation of the Equipment. To that end, Buyer shall, at its cost, provide an adequate foundation and adequate access to the installation site for the Equipment and Seller's supervisory personnel.

Installation responsibilities are defined in the Turnkey Installation provisions attached hereto as Exhibit B.

7. Maintenance. Buyer is responsible for full and proper maintenance of the Equipment in accordance with good engineering practices and Seller's operation/maintenance manual.

                                                                   (ZIRKON LOGO)

8. Warranty. Seller warrants each item of Equipment of Seller's manufacture against defects in material or workmanship that appear within a period of one year from the date of Final Acceptance as defined in section 6; provided that:
(a) any such defect occurs under proper and normal conditions of use; (b) Buyer is in compliance with its obligations under the Installation and Maintenance Sections; (c) Buyer utilizes paper, ink and plates as used in the NCI product and competent personnel; and (d) Buyer gives Seller prompt written notice of the discovery of such defect (which notice must in any event be given within the warranty period of one year).

The warranty applies to the extent provided to any parts supplied in the course of fulfilling the warranty. The warranty, however, does not apply to second hand or reconditioned Equipment (which is sold on an AS IS and WHERE IS basis) or to Equipment not manufactured by Seller. The Auxiliaries being sold as part of the Equipment carry only the standard warranties, if any, of the manufacturers of the Auxiliaries AND SELLER MAKES NO WARRANTY WITH RESPECT TO THE AUXILIARIES. Seller assumes no responsibility for design characteristics of special equipment manufactured to specifications supplied by or on behalf of Buyer or for modifications made by Buyer to the Equipment without prior written consent of Seller. Seller agrees to assign all auxiliary equipment manufacturers warranties to Buyer.

Seller's sole responsibility for any breach of its warranty is, at its option,
(a) to repair or replace the defective part of the Equipment covered by its warranty or (b) to remove the Equipment covered by its warranty at its expense and refund to Buyer all payments made with respect thereto, without Interest, (provided Buyer properly repacks the Equipment and makes the Equipment available at Buyer's loading dock for pick-up by Seller in good physical condition and free and clear of all liens, claims and encumbrances, other than those which may have been created by Seller). At Seller's request, Buyer shall, at Seller's expense, return a defective part to Schaumburg, Illinois, in which event a repaired or new part will be supplied to Buyer (but not installed) free of charge, excluding freight. Buyer shall pay local living expenses and transportation of Seller's personnel to and from Schaumburg, Illinois, If Seller's personnel work overtime to perform under its warranty, Buyer shall pay the overtime premium to perform, at Seller's then prevailing rate.

Buyer agrees that any action for any breach of the warranty contained in this section, or any other cause of action arising out of this Contract, must be commenced against the Seller within one year after such cause of action arises.

9. Title and Risk of Loss. Title to the Equipment and all responsibility for risk of loss of, and damage to, the Equipment shall pass to Buyer upon arrival at point of delivery specified herein.

10. Security Interest and Remedies. Buyer hereby grants Seller a First priority purchase money security interest in the Equipment and in all parts, additions and accessories thereto as security for all obligations of Buyer hereunder and all other obligations of Buyer to Seller and Seller's affiliate, Zirkon, Inc. (whether represented by notes, open account, bills of exchange or otherwise). Whether or not the Equipment is attached to realty, the Equipment shall be considered personal property.

If requested by Seller, Buyer shall promptly execute and/or deliver to Seller, in form and substance satisfactory to Seller, chattel mortgages, supplemental security agreements, financing statements, landlord and/or mortgagee consents and waivers and other instruments which Seller may request in order to constitute the Equipment, and such parts, addition, and accessories, as the unencumbered security for the obligations of Buyer or to enable Seller to comply with all applicable filing or recording laws.

                                                                   (ZIRKON LOGO)

Buyer represents and warrants to Seller that it was duly incorporated and is in good standing in the State of Georgia.

Buyer hereby authorizes and appoints Seller, its assignee and each of their respective officers, as Buyer's attorney-in-fact, to sign, on behalf and in the name of Buyer, financing statements and amendments hereto and continuations thereof in order to perfect the Seller's security interest. A carbon, photographic or other reproduction of this Contract is sufficient as a financing statement.

If Buyer defaults in payment or performing any of its obligations hereunder, or any other of its obligations to Seller or Seller's affiliate, Zirkon, Inc., or becomes subject to Insolvency, receivership or bankruptcy proceedings, or makes an assignment for the benefit of creditors, or any of the Equipment is misused or substantially damaged, or Buyer without the prior written consent of Seller, sells, transfers, leases or mortgages the Equipment; or moves the Equipment to a site other than Buyer's address as shown on the first page of this Contract without notifying Seller at least thirty (30) days prior to moving the Equipment or any lien is placed thereon, or other persons acquire any interest therein, or the Equipment is seized or attached by process of law, or Seller in good faith deems itself insecure, then in any such event Seller, with or without notice, may declare all amounts owing hereunder by Buyer, regardless of maturity date, to be immediately due and payable and if the Equipment has not been delivered, withhold delivery and/or suspend all further work, or If the Equipment has been delivered, repossess the Equipment with or without process of law. The foregoing rights of Seller are cumulative and not alternative and Seller may exercise all other rights and remedies provided by applicable law.

The prevailing party shall indemnify and reimburse the other for all costs and expenses (including reasonable attorney's fees) incurred by the other in enforcing or attempting to enforce this Contract or in being named a defendant or otherwise becoming involved in litigation as a result of the sale, installation, operation, ownership or use of the Equipment not due to any fault of the party to be recompensed.

11. Taxes. Buyer shall bear and pay all sales, use, excise, personal property, and other taxes of any nature imposed by the United States, or any local, state or other government, plus all interest and penalties thereon, if any, on or relating to the sale, possession, ownership or use of the Equipment regardless of whether or not Seller collects, or requests collection of such taxes from Buyer. If Seller pays such tax, Buyer shall promptly reimburse Seller upon receipt of an invoice from Seller. Prices quoted include import duty.

12. Insurance. Prior to delivery of the Equipment, Buyer shall, at Buyer's cost, furnish to Seller the original or a certificate of an all risk fire and extended coverage insurance policy on the Equipment in form, and issued by a company, acceptable to Seller in an amount equal to the cost of the Equipment. The policy shall name Seller as first loss payee. Buyer will maintain such insurance until full payment of all of its obligations hereunder to Seller, in default of which Seller may obtain the same at Buyer's expense, for which Buyer shall promptly reimburse Seller. Buyer's liability insurance policy will cover Buyer's indemnity set forth in the following section under a standard contractual indemnification provision.

                                                                   (ZIRKON LOGO)

13. Indemnification. Buyer agrees to indemnify Seller against all costs and expenses (including reasonable attorney's fees) arising out of or resulting from the sale, installation, operation, ownership or use of the Equipment, whether on account of negligence or otherwise, except that Seller shall indemnify Buyer for injury to persons or damage to tangible property of third parties to the extent that such injury or damage is solely and directly attributable to negligence on Seller's part up to the amount recovered from Seller's insurers.

14. Shipment. If shipment is delayed as a result of an act or omission of Buyer (including Buyer's inability to accept the delivery of the Equipment or Buyer's default of any of its obligations under this Contract), payments are to be made as though delivery had been made as specified. If Buyer is not prepared to accept delivery of the Equipment within ten (10) days after notice, the Equipment may be stored by Seller at Buyer's risk and expense.

Time is of the essence. However, the time specified for shipment in approximate and all of Seller's obligations under this Contract are subject to delays caused by: labor difficulties; fires, explosions, floods, casualties and accidents; acts of God; war; embargoes; riots; transportation difficulties; inability to obtain materials; acts or omissions of Buyer; governmental interference or regulations; and other causes beyond Seller's control. If shipment of any item of Equipment is delayed more than six months beyond the specified time for any reason (except due to acts or omissions of Buyer or Buyer's default of any of its obligations under this Contract), Buyer may terminate this Contract with respect to such items by giving Seller written notice thereof within ten days after the expiration of the six month period, but prior to shipment, and in that event Seller shall refund to Buyer all payments previously made hereunder with respect to such item, without interest. Except in the case of Seller's willful and bad faith refusal to ship at the specified time, Buyer's said right of termination and refund, regardless of whether or not it exercises such right, shall be its sole and exclusive right and remedy, and Seller shall not have any other liability for Seller's failure to ship at the specified time.

15. Manufacture, Governmental Requirements and Adjustment. Since improvements are constantly being made in the design and manufacture of Its products, Seller reserves the right without notice to Buyer to incorporate such improvements into the Equipment. Seller shall have the right at its discretion to subcontract the manufacture of any part of the Equipment or the supply of any services agreed to be furnished hereunder. It is Buyer's responsibility to inform Seller in writing of all special requirements, if any, of Buyer.

The Equipment manufactured by Seller when properly Installed, operated and maintained in suitable premises constructed so as to reduce noise to the required level, is designed to comply with the U.S. Occupational Safety and Health Act requirements so far as these are known and understood. SELLER, HOWEVER, MAKES NO REPRESENTATION OR WARRANTY THAT ANY OF THE EQUIPMENT MEETS WITH OCCUPATIONAL SAFETY AND HEALTH ACT REQUIREMENTS OR ANY OTHER FEDERAL, STATE, (PROVINCIAL) OR LOCAL GOVERNMENT REQUIREMENTS AND THE EQUIPMENT IS SOLD ON THIS BASIS.

Having regard to the special nature of the machinery supplied, reasonable time and opportunity to remedy any defect in operation shall be given to Seller and this right is reserved to make alterations or modifications, for the better or more efficient performance of the Equipment offered.

                                                                   (ZIRKON LOGO)

16. Patent Infringement. Seller represents that the part of the Equipment manufactured by it does not Infringe patents held by others and if Seller is notified promptly of any action brought against Buyer based on a claim that said part of the Equipment infringes a patent, Seller will defend such action at its expense and pay the costs and damages awarded in any such action, provided that Seller shall have the sole control of the defense of such action and all negotiations for its settlement or compromise. In the event that a final injunction shall be obtained against the use of said part of the Equipment by reason of infringement of a patent, or if in Seller's opinion said part of the Equipment is to become the subject of a claim of infringement, Seller will, at its option and expense, either procure for Buyer the right to continue using said part of the Equipment, replace or modify the same so that it becomes non-infringing, or grant Buyer a credit for said part of the Equipment, as depreciated, and accept its return.

Buyer shall indemnify and hold Seller harmless against any expense, judgment or loss for Infringement of patents held by others as a result of Seller's compliance with Buyer's design, specifications or instruction.

17. Price and Terms of Payment. The purchase price for the Equipment and the auxiliary Equipment includes delivery charges, packing and insurance of the Equipment and the auxiliary Equipment to the point specified on the face of this Contract.

Payment shall be made via wire transfer in U.S. dollars to Zirkon Druckmaschinen GmbH Leipzig, unless Seller otherwise instructs Buyer. If any payment due Seller is not received by its due date, interest at the rate of 1-1/2% per month (or the maximum amount permitted by law, if a lesser amount) shall be charged to and paid by Buyer on the balance of such payment from time to time unpaid.

In the event of any item of auxiliary equipment supplied by Seller at Buyer's request under this Contract is not performing (in whole or in part) on the date any progress payment is due from Buyer to Seller hereunder, Buyer shall (as its sole remedy against Seller hereunder) be entitled to withhold from that payment due to Seller only that portion thereof attributable to the price hereunder of such auxiliary equipment; the balance of such progress payment shall be made on Its due date, without setoff or counterclaim against Seller under this Contract. Any amount withheld by Buyer from a progress payment pursuant to the preceding sentence shall become due and payable to Seller promptly upon satisfactory performance of that item of auxiliary equipment

18. Scope of Contract. This Contract contains all of the agreed terms between Seller and Buyer for the sate of the Equipment and the furnishing of services, if any, specified herein and supersedes all prior agreements, understandings and discussions, written or oral, irrespective of Inconsistent or additional terms and conditions in any purchase orders or other documents submitted to Seller, whether or not same have been examined or otherwise accepted by Seller. Subsequent changes to the Contract will be effective only if expressly agreed to by the parties in writing.

                                                                   (ZIRKON LOGO)

19. Seller's Liability. EXCEPT AS SPECIFICALLY SET FORTH HEREIN AND EXCEPT AS TO TITLE TO THE EQUIPMENT, THERE ARE NO OTHER EXPRESSED OR IMPLIED WARRANTIES, REPRESENTATIONS, PROMISES OR ASSURANCES BY SELLER, WHETHER BY LAW, CUSTOM, PREVIOUS TRANSACTION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

SELLER'S LIABILITY IS SOLELY AS STATED IN THIS CONTRACT AND SELLER SHALL HAVE NO LIABILITY TO BUYER ON ACCOUNT OF NEGLIGENCE OF BOTH PARTIES, STRICT LIABILITY, TORT, OR ANY OTHER CAUSE OF ACTION (EXCEPT FOR BREACH OF THIS CONTRACT). NO RECOVERY FOR ANY CLAIM OF ANY KIND BY BUYER SHALL BE GREATER IN AMOUNT THAN THE PURCHASE PRICE OF THE EQUIPMENT. IN ADDITION, ALL SELLER'S LIABILITY (UNDER THIS CONTRACT OR UNDER NEGLIGENCE, STRICT LIABILITY, TORT OR ANY OTHER CAUSE OF ACTION) FOR LOSS OF PROFITS OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY NATURE WHATSOEVER IS HEREBY EXPRESSLY EXCLUDED.

20. Arbitration. Any and all claims against Seller, its affiliates, or their agents or employees MUST BE SUBMITTED TO BINDING ARBITRATION WITH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW. If any dispute, controversy or claim of any nature whatsoever relating to this Contract or the Equipment shall arise between Buyer or its successors or assigns and Seller, its successors or assigns, whether involving a claim in personal injury, property damage or other liability, such claims shall be settled by arbitration. The arbitration panel shall consist of three arbitrators, one of whom shall be chosen by each party and the third chosen by the two arbitrators chosen by the parties.

If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of written notice from the other party requesting that it do so, the requesting party may appoint two arbitrators who shall choose the third. If the two arbitrators cannot select a third arbitrator within ten (10) days after their appointment, either party may petition the American Arbitration Association ("AAA") to name the third arbitrator. Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the third arbitrator. The decision of the majority of the arbitrators shall be final and binding on both parties. Arbitration shall take place in Chicago, Illinois, unless some other location is mutually agreed upon by the parties, and shall be conducted and governed by the rules as in effect from time to time of the AAA. Each party shall bear the expense of the arbitrator it is entitled to appoint.

The expense of the third arbitrator shall be divided equally between the parties. If any legal action or other arbitration or proceeding is brought for the enforcement of this Contract, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Contract, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs, including arbitration costs, incurred in that action or proceeding, in addition to any other relief to which the party may be entitled. If the arbitrators shall make an award to a party, the arbitrators shall state which portion of the award shall be attributable to economic damages and which portion shall be attributable to noneconomic damages. Arbitration shall be initiated by written notice by the initiating party to the other party, at the party's address as set forth on page 1 of this Contract. The notice shall include a detailed description of the matter to be arbitrated.

                                                                   (ZIRKON LOGO)

21. Miscellaneous. The remedies of Buyer for any breach of any obligations arising hereunder, as herein set forth, shall be the sole and exclusive remedies therefor. Each provision of this Contract is severable and the invalidity of any provision of this Contract shall not affect the validity of any other provision. Waiver by Seller of any default of Buyer shall not waive any other default of Buyer. The acceptance of any payments after the specified due dates thereof shall not constitute a waiver of Buyer's obligation to make other payments on the specified dates or a waiver of any other default of Buyer. At Seller's election, all lawsuits brought or maintained hereunder or with respect to the Equipment shall be brought or maintained exclusively in any federal or state court located in Cook County, Illinois and Buyer hereby consents and submits to the jurisdiction of any such court. This Contract, and all questions with respect to the matters described herein, shall be governed by the internal laws of the State of Illinois.

                                                                   (ZIRKON LOGO)

                    EXHIBIT A - SPECIAL PRESS SPECIFICATIONS

1.   PRESS SPEED/PRINT QUALITY

     The Zirkon 6720 press for Network Communications, Inc. (Buyer or NCI) shall be manufactured to mechanically and electrically operate at 35,000 cylinder revolutions per hour ("CRPH") for tabloid operations using 40-60 lb. Paper.

     The Zirkon 6720 press for NCI shall produce high quality digest size 4-color publications using 60 lb. paper at 27,500 CRPH per quarterfold operations.

     NCI will furnish three (3) print sample groups from their current Real Estate Book, Apartment Finder and Apartment Finder magazine size, productions, consisting of nine (9) sequential copies per SAMPLE Group to be initialed by all parties. Samples will be used as the target point for press acceptance ("NCI Product").

     NCI will conduct a series of print quality tests within a reasonable time after start-up of the Zirkon 6720 press, not to exceed ten (10) days after installation. These tests are outlined in phases 1 to 7 on the attached Exhibit C. The various tests will be evaluated for compliance with the print quality standards as provided in the NCI Product at 27,500 (quarter fold) and 35,000 CRPH (Tabloid fold). The costs associated with these print tests shall be borne by NCI.

2.   PRINT UNIT DESIGN

     The Zirkon 6720 print unit will be free of mechanical distortion and vibration that would result in print quality unacceptable to NCI throughout the speed range of the press.

3.   FOLD ACCURACY

     The accuracy and efficiency of folding shall meet the following requirements of NCI for quarterfold and tabloid operations.

     The folding accuracy (standard variation) shall meet of fall below the following values:

Former Fold    <.10mm (.0039")
Jaw Fold       <.25mm (.0098")
Chopper Fold   <.30mm (.0118")

     The aforementioned Zirkon 6720 folding tolerances will run at speeds up to 35,000 CRPH for tabloid fold (40-60 lb.) and 27,500 CRPH for quarterfold on 40-60 lb.

     If the folding tolerances are not achieved, Zirkon in conjunction with NCI will make the necessary modifications required in order to obtain NCI's acceptable quality level in accordance with NCI Product.

     If within 90 days Buyer, In good faith, determines that such tolerances are not achieved, Buyer may refuse to give its Final Acceptance and the provisions of Paragraph 6, "Press Testing and Acceptance by NCI", with respect to rescission of this Contract shall be applicable.

                                                                   (ZIRKON LOGO)

                                    EXHIBIT B
                              TURNKEY INSTALLATION

BUYER CONTRACTS

This document outlines the turnkey responsibilities of both Seller (or Seller's agent) Zirkon, Inc. and Buyer.

The following services will be supplied for all Equipment purchased through the Contract, including Auxiliary Equipment.

     -    Freight

     -    Unloading

     -    Unpacking

     -    Installation supervision

     -    Rigging (position, level, and tram)

     -    Electrical interconnections

     -    Plumbing

     -    Exhaust ducting to atmosphere

     -    Grouting

     -    Commissioning, press and auxiliaries

     -    Training

                       TURNKEY RESPONSIBILITIES OF SELLER

Shipping and Receiving

1. Seller shall provide freight, packing, and insurance for all Equipment and Auxiliary Equipment in the Contract.

2. Seller shall receive, unload, and provide rigging to position, level and tram all Equipment in the Contract, including Auxiliaries.

3. Seller shall unpack all Equipment and place shipping materials in designated area, including Auxiliaries.

                                                                   (ZIRKON LOGO)

Supervision

1. Seller shall furnish one Zirkon engineer to direct the installation, commission press, and provide training for press crew.

2. Furnish one Zirkon trained electrical engineer to commission press and provide training for maintenance staff.

3.   Supply start-up personnel, if required, to commission auxiliaries.

NOTE: Single web machines -
     Supervision, commissioning, and training shall not exceed eight (8) weeks, subject to the warranty section (8).

     Additional training will be billable at standard labor rates, a current copy of which is attached as Exhibit D.

Electrical

1.   Seller shall reconnect all Zirkon furnished wiring.

2. Seller shall furnish and install all electrical interlocks between the press and auxiliary equipment in the contract.

3. Seller shall furnish and install all power wiring to the press and auxiliaries from buyer supplied distribution panel.

NOTE: Buyer to supply a switched press distribution panel with overcurrent protection. Panel to contain 480 and 120 volts supplies and be located within 10' of the Zirkon control cabinet.

     Dryer main electrical panels to be mounted as per machine drawings.

                                                                   (ZIRKON LOGO)

Piping

Compressed Air

1.   All air mains and drops will be of adequate size and volume.

NOTE: Buyer to provide compressed air line within 10' of connection.

Gas

1.   Install gas main of adequate size and volume from gas main to dryer.

NOTE: Gas main to be within 10' of gas connection on dryer.

Ink

1.   Install ink lines of adequate size and volume.

NOTE: Ink main or pump to be within 10' of inker.

      Ink piping is only included if an ink pump or ink levelers are included in the Contract.

Damping System

1.   Unit to be mounted immediately adjacent to press unit.

NOTE: City water line to be within 10' of unit. Buyer to furnish a back flow preventor, if required by local code.

Vibrator and Chillstand Cooling

1. Seller shall install chilled water piping to zone control and chillstand from chiller.

2. Seller shall install tempered water piping from zone control to unit manifold.

NOTE Chiller or chiller piping to be within 10' of chillstand. Zone control to be mounted on top or adjacent to dryer.

                                                                   (ZIRKON LOGO)

Exhaust Stack

1. The exhaust stack will be made of flanged sections and will have an 8' section above the roof with a rain cap.

NOTE: Dryer exhaust stack shall be no more than 20'.

     Any additional ducting will be billable at cost.

Subcontracting

Seller reserves the right to subcontract any or all of the various phases of work contained therein. Such subcontracting shall not relieve Seller of any obligations hereunder.

The turnkey does not include the following:

1.   Installation of an afterburner or other pollution control device.

2.   Installation of a chilling system.

3.   Press lighting.

4.   Press electrical distribution service.

5.   Removal of crates, skids, and/or packing material.

6.   Press foundation (in floor equipment will only be positioned).

7. Reinforcement or ceiling modifications to support vacuum hoist or load handling devices.

                                                                   (ZIRKON LOGO)

                         STANDARD INSTALLATION MATERIALS

The following is a description of the types of materials that will be used in the NCI turnkey installation. Any requested deviation from these standard materials may constitute an increase in the turnkey price.

-    All conduit used on electrical systems is EMT/thinwall.
     Steel or aluminum heavy wall threaded conduit will only be used:
     If called for by local code,
     In areas where normal operations may cause damage.
     If it is not possible to hang adequate ceiling supports.

-    All gas lines will be threaded black iron.
     Welded gas lines will only be used where required by local code.

-    All vent lines will be threaded black iron.

-    All air, city water, and chilled water will be run in type "L" copper pipe.

- All city and chilled water pipes will be insulated with either 3/4" fiberglass or 1/2" armaflex.

-    Fountain solution piping is schedule 40 PVC - glued.

- Blanket wash piping is type L copper unless specified by manufacturer to be stainless.

- Ink piping is threaded schedule 80 seamless black iron with forged steel fittings (2,000 lb. minimum).

NOTE: Ink piping is only Included if an ink pump or ink levelers are included in the contract. (pump must be located within 10' of inker).

-    Dryer exhaust ductwork is 16 gauge welded and flanged.
     Insulation will be either 2" foil backed fiberglass, with taped foil joints.
     Or a block material with a cloth wrap (finish is unpainted and without a metal jacket).

                                                                   (ZIRKON LOGO)

                            BUYER'S RESPONSIBILITIES

In general, when a turnkey installation package is purchased, Seller assumes the responsibility for the installation and commissioning of the press. However, the Buyer must assume certain responsibilities in conjunction with the installation and start-up. Below is a list of items for which the Buyer is responsible.

1. Buyer shall design and install press foundation. Zirkon, Inc. supplies equipment weights and locations, but Buyer determines thickness of slab, size of re-bars, and subgrade.

2. Buyer shall prepare foundation for any in floor equipment and fill in around equipment once positioned, this includes concrete and plating.

3. Buyer shall provide ample utilities, as described in the Zirkon Service Requirements sheets.

     Natural Gas - Buyer shall provide main gas line at ceiling level ending center gearside of dryer. Typical gas line size for a 2-pass system is 2-1/2". End of the line to be terminated with a gas valve.

     H.P. Air - Supply 1/2" high pressure line, 100 PSI, terminated at ceiling level above rear splicer. Valve to be installed at end of line.

     Chill Water - 4" supply and return lines terminated by valves near the chill rolls. Adequate flow and pressure to be provided.

NOTE: It is important for the Buyer to note the flow and pressure requirements of the utilities, as described in the service requirements. The water, gas and air pressures noted on the service requirements state what is required at the press connection points. It may be necessary to increase the main sizes or supply higher pressures to compensate for pressure losses in the main supply lines.

                                                                   (ZIRKON LOGO)

     Electrical Power

     Buyer to supply a switches press distribution panel with overcurrent protection. Panel to contain 480 and 120 volts supplies and be located within 10' of the Zirkon control cabinet. Buyer to supply a 480 volt, 3 phase, 4-wire service to distribution panel. (See service requirements for amperages). Buyer to supply temporary 110 volt power during installation.

NOTE: The quality of the 480 volt power is important for the successful operation of the press. Attached is a specification for the incoming power concerning voltage, frequency spikes, noise, grounding, etc. If the customer cannot meet these specifications, please contact engineering.

4. Buyer shall provide sufficient access for Equipment into the plant and provide adequate size passageways from plant dock to press site. If door openings need to be enlarged customer is responsible for this work.

5. Buyer shall make any required roof modifications in order to support any roof mounted equipment. Zirkon will supply sizes and weights of the equipment, but the design and structure revisions shall be made by the Buyer.

6. Buyer is responsible for cutting all roof openings for ductwork, vent lines, etc. Customer shall enclose the openings after the ducts, vents, etc., have been installed. Zirkon's contractor will locate the openings and determine their sizes.

7. Any ductwork, piping, etc., that extends beyond 10 feet from the press perimeter shall be installed at the Buyer's expense. For example, if a dryer exhaust duct ties into an existing pollution control device located over 10 feet from the press, the Buyer is responsible for all ductwork over 10 feet. This principle applies to any other ductwork or piping.

                                                                   (ZIRKON LOGO)

8. Buyer shall install any equipment not purchased through Zirkon. This includes electrical interfacing and vendor start-ups.

9.   Buyer shall furnish the following:

     -    Press lubricants as noted in the operating manuals.

     -    Plates and blankets for press commissioning.

     -    Paper and ink for press commissioning.

     -    Press chemicals

10.  Buyer is responsible for removal of all skidding and packing materials.

11. Buyer shall provide sufficient press crewing to accomplish the following according to the installation schedule:

     -    Install plates and blankets

     -    Install and set rubber rolls

     -    Lubricate press

     -    Clean press

     -    Assist Zirkon in running press during commissioning

12.  Buyer shall provide:

     -    Secure area to store hand tools

     -    Adequate health and sanitation facilities

     -    Adequate press area lighting for installation

     -    Adequate working space to install the press

     -    Adequate staging area for press and auxiliaries

13. Buyer shall accept and unload small Auxiliary Equipment prior to installation.

14. Buyer shall have crews and maintenance personnel available for training during the scheduled commissioning period.

15. Buyer shall assist Zirkon in shipment of returned goods and tools to Zirkon's warehouse,

16.  Buyer to provide project coordinator.

The above provides general guidelines for the various Buyer responsibilities when a turnkey installation package is purchased. Please contact our engineering department if additional details are required.

                                                                   (ZIRKON LOGO)

            EXHIBIT C - DELIVERY AND ACCEPTANCE PLAN FOR ZIRKON 6720

Date                 Action                          Response/Result            Acceptance
----                 ------                          ---------------            ----------
       Press ready to run                   Prepare test plates

       Run press tests
       @35,000 CRPH for
       40-60 lb. Tabloid                    All tests acceptable to NCI         Initial

       Phase 1-GATF test                    All tests no good - review Issues
       form; slur, doubling,                to determine course of action
       dot gain

       Phase 2 - Streak test (60% screen)

       Phase 3 - Registration Test

       Phase 4 - GATF Ghosting Test all 4
       print units

       Phase 5 - Fold Quality Tests

       Phase 6 - Inking Test of ink train
       and roller to be a series of solid
       patches on strips of ink around
       the cylinder

       Phase 7 - Color Test. Press will
       hold color settings at different
       speeds. Ink densities will match
       NCI Product at different
       increments throughout the course
       of a print run.

       Make-ready speed of 10,000 CRPH,
       and full press speed, according
       to NCI paper and press speed
       parameters.

       Phase 1-7 tests @35,000 CRPH All
       tests good, final payment. Final
       40-60 lb. 60 lb Tabloid. Tests at
       27,500 on quarter fold for 40-60
       lb.

                                            Any test not good, review issues
                                            to determine course of action.

                                                                   (ZIRKON LOGO)

                        EXHIBIT D - ZIRKON LABOR RATES

                                 ZIRKON, INC.
              MECHANICAL AND ELECTRICAL FIELD SERVICE ENGINEERS
                           SERVICE/REPAIR SCHEDULE

Effective January 1, 2001 rates and terms of service will be:

(a) Standard 8-hour rate at plant site   $ 95.00 per hour
(b) Overtime rate                        $120.00 per hour
(c) Travel time                          $ 65.00 per hour
(d) Weekend time                         $125.00 per hour
(e) Holiday time                         $150.00 per hour
(f) Daily living expense (per diem)      $ 75.00 per day

     This rate applies for the first eight (8) hours of work performed between the hours of 8:00 a.m. and 5:00 p.m. Monday to Friday.

Note: EIGHT (8) HOURS OF OFF-DUTY REST MUST ELAPSE BETWEEN THE END OF ONE
     SHIFT AND THE START OF ANOTHER SHIFT TO REINSTATE STANDARD RATE.

Overtime Rate: This rate applies to any hours over eight (8) hours per day
     Monday to Friday.

Weekend Overtime:      This rate applies to any hours from 6:00 p.m. Friday to
                       7:00 a.m. Monday.

Holiday Rate:          This rate applies to any time (12:00 midnight to 12:00
                       midnight) on the following holidays: New Years Day,
                       Memorial Day, July 4th, Labor Day, Thanksgiving Day,
                       Thanksgiving Friday, Christmas Eve, Christmas Day, and
                       New Year's Eve.

Travel Rate:           This rate will be charged for all travel between the
                       service engineer's home base and the plant site.

Emergency Breakdown:   All unscheduled service calls (between 5:00 p.m. and 8:00
                       a.m. Monday through Friday, weekends, and holidays) will
                       be charged a minimum of four (4) hours per call.

                                                                   (ZIRKON LOGO)

Additional Charges:    Hotel and travel expenses, including round trip airfare,
                       local transportation and laundry will be invoiced at
                       cost. Travel by service engineer's personal automobile
                       will be invoiced at $.35 per mile, plus parking, road and
                       bridge tolls. When the time spent on site exceeds
                       fourteen (14) days, the customer will be invoiced for a
                       round trip coach class airfare from the site to home
                       every second weekend. Per diem allowance will be invoiced
                       at $73.00 per day, per man.

Payment Terms:         All payments shall be made to Zirkon, Inc., and are due
                       upon receipt. All fees are stated in U.S. Dollars.